United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                             April 24, 2007
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

              1-6479-1
Commission File Number

Delaware (State or other jurisdiction of incorporation)	13-2637623 (I.R.S. Employer Identification Number)

666 Third Avenue
                     New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

and

Section 8 - Other Events.

Item 8.01 - Other Events

On April 24, 2007, Overseas Shipholding Group, Inc. ("OSG") and Archer Daniels Midland Company ("ADM") entered into a Share Purchase Agreement dated as of April 24, 2007 pursuant to which OSG agreed to purchase from ADM, and ADM agreed to sell to OSG, 5,093,391 shares of common stock of OSG, constituting all of the shares of common stock of OSG that ADM owns, for a purchase price of $65.42 per share, constituting a total purchase price of $333,222,372.30. The closing of the share purchase was scheduled for April 27, 2007 and the share purchase was completed on that date. The foregoing description of the Share Purchase Agreement is qualified in its entirety by the terms and conditions of the Share Purchase Agreement, a copy of which is filed with this Form 8-K as Exhibit 99.1.

On April 24, 2007, OSG issued a press release announcing that OSG agreed to purchase from ADM 5,093,391 shares of common stock of OSG, representing approximately 13.3% of OSG's outstanding shares as of March 31, 2007, for a purchase price of $65.42 per share, constituting a total purchase price of $333.2 million. The release stated that ADM's shares of common stock and the total shares repurchased to date under the $300 million share repurchase program announced on June 9, 2006, aggregated approximately 16% of OSG's outstanding shares. The purchase price of the shares repurchased under the $300 million program totaled approximately $80.6 million and the aggregate purchase price of the shares purchased from ADM and under the $300 million program was approximately $413.8 million.

OSG also announced in its press release that its Board of Directors authorized a new share repurchase program of $200 million, which replaced the prior $300 million share repurchase program. If the new repurchase program were to be completed at an average price of $67.10, the closing price of a share of common stock on April 24, 2007, OSG would purchase approximately 2.98 million shares, or 9% of its total shares outstanding. The specific timing and amount of share purchases will vary based on market conditions, securities law limitations and other factors. The share repurchases under the program will be made using OSG's cash resources and the program may be suspended or discontinued at any time without prior notice. A copy of the press release is attached to this Report as Exhibit 99.2 and is hereby incorporated by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01    Financial Statements and Exhibits.

                  (d) Exhibits

Exhibit No.	Description
99.1	Share Purchase Agreement dated as of April 24, 2007 among OSG and ADM
99.2	Press Release of OSG dated April 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC. (Registrant)

By: /s/James I. Edelson
Name: James I. Edelson Title: General Counsel and Secretary

Date: April 30, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Share Purchase Agreement dated as of April 24, 2007 among OSG and ADM
99.2	Press Release of OSG dated April 24, 2007